QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY
for
Tender of All Outstanding 10 5/8% Senior Subordinated Notes due 2011
in Exchange for
New 10 5/8% Senior Subordinated Notes due 2011
which have been registered under the Securities Act of 1933
of
ROCKWOOD SPECIALTIES GROUP, INC.

        Registered holders of outstanding 10 5/8% Senior Subordinated Notes due 2011 (the "Outstanding Notes") who wish to tender their Outstanding Notes in exchange for a like principal amount of new 10 5/8% Senior Subordinated Notes due 2011 (the "Exchange Notes") and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mailed to the Exchange Agent. See "The Exchange offers—Procedures for tendering" in the Prospectus.

The Exchange Agent is: THE BANK OF NEW YORK
For Delivery by Registered or Overnight Courier Delivery:	By Hand Delivery:
The Bank of New York Reorganization Section 101 Barclay Street—7E New York, New York 10286 Attn: Diane Amoroso	The Bank of New York 101 Barclay Street Corporate Trust Services Window Ground Level New York, New York 10286 Attn: Diane Amoroso, Reorganization Section
By Facsimile:
For Information or Confirmation by Telephone:
(212) 815-3738

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                        , 2003 of Rockwood Specialties Group, Inc. (the "Prospectus"), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number:
Date:

2

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:
(Zip Code)		(Please type or print)

Area Code and Telephone No.:

Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

QuickLinks

  EXHIBIT 99.2
DESCRIPTION OF OUTSTANDING NOTES TENDERED
SIGN HERE
THE FOLLOWING GUARANTEE MUST BE COMPLETED GUARANTEE OF DELIVERY (Not to be used for signature guarantee)